UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2011

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On August 22, 2011, Team Health Holdings, Inc. (the “Company”) reported that at the request of H. Lynn Massingale, M.D., the Company’s Executive Chairman and Director, the Board of Directors of the Company and the Company’s CEO have agreed that, effective as of January 1, 2012, Dr. Massingale’s primary focus as the Executive Chairman of the Board will be on strategic initiatives, acquisitions and client and physician relationships, with a reduced involvement in ongoing operational matters. To reflect this change in his focus and reduced activities on behalf of the Company, the Compensation Committee of the Board of Directors determined that Dr. Massingale’s employment agreement would be modified so that his annual base salary, effective as of January 1, 2012, would be reduced to $311,332, and his target bonus opportunity, which is 85% of his annual base salary, would also be reduced accordingly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones

Name: David P. Jones
Date: August 22, 2011		Title: Executive Vice President and Chief Financial Officer